Exhibit 10.9

Mr. William Keenan

Trustee

U.S. Bank

Corporate Trust Department

100 Wall Street, Suite 1600

New York, NY

10005

March 25, 2011

RE: Broder Bros., Co. 12%/15% Senior Payment-In-Kind Notes due 2013

Dear Sir:

We have read the statements made by Broder Bros., Co. (copy attached), which we understand will be posted in the Company’s website, as part of the Current Report of Broder Bros., Co. dated March 25, 2011. We agree with the statements concerning our Firm in such Current Report.

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania